UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2006 (October 6, 2006)

BERRY PETROLEUM COMPANY

(Exact Name of Registrant as Specified in its Charter)

DELAWARE (State or Other Jurisdiction of Incorporation or Organization)	1-9735 (Commission File Number)	77-0079387 (IRS Employer Identification Number)

5201 TRUXTUN AVE., STE. 300, BAKERSFIELD, CA (Address of Principal Executive Offices)	93309 (Zip Code)

Registrant’s telephone number, including area code: (661) 616-3900

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note:

On October 6, 2006, Berry Petroleum Company filed a Form 8-K announcing a $200 million senior subordinated note offering by the registrant. That filing included "Item 9.01 Financial Statements and Exhibits" and included the news release as Exhibit 99.1 under paragraph letter (c). Item 9.01 should have used paragraph (d) instead of (c). This Form 8-K/A is being filed to correct Item 9.01 with the correct exhibit letter.

Item 7.01  Regulation FD

On October 6, 2006, Berry Petroleum Company distributed a news release announcing that it intends to publicly offer, subject to market and other customary conditions, $200 million aggregate principal amount of senior subordinated notes due 2016, under its effective shelf registration statement previously filed with the Securities and Exchange Commission (SEC).

The information in this Current Report on Form 8-K and Exhibit 99.1 is being furnished and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1 - News Release by Berry Petroleum Company dated October 6, 2006, titled "Berry Petroleum Announces $200 Million Senior Subordinated Note Offering."

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

BERRY PETROLEUM COMPANY
By:	/s/ Kenneth A. Olson
Kenneth A. Olson
Corporate Secretary

Date: October 10, 2006